For Release: August 7, 2023
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the second quarter 2023
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2023 earnings, dated August 7, 2023, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the "Q2 2023 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the U.S. Department of Education (the "Department") and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest income:
Loan interest	$243,045	225,243	134,706	468,288	246,083
Investment interest	40,982	40,725	16,881	81,707	30,700
Total interest income	284,027	265,968	151,587	549,995	276,783
Interest expense on bonds and notes payable and bank deposits	233,148	199,449	73,642	432,597	121,721
Net interest income	50,879	66,519	77,945	117,398	155,062
Less provision for loan losses	9,592	34,275	9,409	43,867	8,974
Net interest income after provision for loan losses	41,287	32,244	68,536	73,531	146,088
Other income (expense):
Loan servicing and systems revenue	122,020	139,227	124,873	261,247	261,241
Education technology, services, and payment processing revenue	109,858	133,603	91,031	243,462	203,317
Solar construction revenue	4,735	8,651	—	13,386	—
Other, net	(7,011)	(14,071)	12,647	(21,083)	22,524
Gain on sale of loans, net	15,511	11,812	—	27,323	2,989
Impairment expense	—	—	(6,284)	—	(6,284)
Derivative settlements, net	65	23,337	4,623	23,402	1,814
Derivative market value adjustments, net	2,005	(37,411)	40,401	(35,407)	186,135
Total other income (expense), net	247,183	265,148	267,291	512,330	671,736
Cost of services:
Cost to provide education technology, services, and payment processing services	40,407	47,704	30,852	88,110	66,397
Cost to provide solar construction services	9,122	8,299	—	17,422	—
Total cost of services	49,529	56,003	30,852	105,532	66,397
Operating expenses:
Salaries and benefits	144,706	152,710	141,398	297,416	290,813
Depreciation and amortization	18,652	16,627	18,250	35,279	35,206
Other expenses	45,997	40,785	36,940	86,781	76,439
Total operating expenses	209,355	210,122	196,588	419,476	402,458
Income before income taxes	29,586	31,267	108,387	60,853	348,969
Income tax expense	(10,491)	(8,250)	(25,483)	(18,741)	(81,180)
Net income	19,095	23,017	82,904	42,112	267,789
Net loss attributable to noncontrolling interests	9,172	3,470	2,225	12,642	3,987
Net income attributable to Nelnet, Inc.	$28,267	26,487	85,129	54,754	271,776
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$0.75	0.71	2.26	1.46	7.18
Weighted average common shares outstanding - basic and diluted	37,468,397	37,344,604	37,710,214	37,406,843	37,875,108

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2023	December 31, 2022	June 30, 2022
Assets:
Loans and accrued interest receivable, net	$14,360,612	15,243,889	16,916,344
Cash, cash equivalents, and investments	2,128,075	2,230,063	2,116,949
Restricted cash	692,256	1,239,470	1,045,543
Goodwill and intangible assets, net	234,195	240,403	219,203
Other assets	392,494	420,219	325,974
Total assets	$17,807,632	19,374,044	20,624,013
Liabilities:
Bonds and notes payable	$13,070,140	14,637,195	16,115,269
Bank deposits	731,046	691,322	588,474
Other liabilities	758,932	845,625	829,125
Total liabilities	14,560,118	16,174,142	17,532,868
Equity:
Total Nelnet, Inc. shareholders' equity	3,259,279	3,198,959	3,097,382
Noncontrolling interests	(11,765)	943	(6,237)
Total equity	3,247,514	3,199,902	3,091,145
Total liabilities and equity	$17,807,632	19,374,044	20,624,013

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net income attributable to Nelnet, Inc.	$28,267	26,487	85,129	54,754	271,776
Realized and unrealized derivative market value adjustments	(2,005)	37,411	(40,401)	35,407	(186,135)
Tax effect (a)	481	(8,979)	9,696	(8,498)	44,672
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$26,743	54,919	54,424	81,663	130,313

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$0.75	0.71	2.26	1.46	7.18
Realized and unrealized derivative market value adjustments	(0.05)	1.00	(1.07)	0.95	(4.91)
Tax effect (a)	0.01	(0.24)	0.25	(0.23)	1.17
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$0.71	1.47	1.44	2.18	3.44

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2022 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology, Services, and Payment Processing (ETS&PP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM)
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes income earned on the majority of the Company’s investments, interest expense incurred on unsecured and other corporate related debt transactions, and certain shared service activities related to internal audit, human resources, accounting, legal, enterprise risk management, information technology, occupancy, and marketing. These shared services are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.
The information below presents the operating results (net income (loss) before taxes) for each reportable operating segment and Corporate and Other Activities for the three and six months ended June 30, 2023 and 2022.

	Three months ended June 30,		Six months ended June 30,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2023	2022	2023	2022
NDS	$17,028	13,488	42,246	25,580
•An increase in before tax operating margin in 2023 compared with 2022 due to a decrease in operating expenses, primarily salaries and benefits. In 2022, the Company was fully staffed in preparation for the resumption of federal student loan payments once the CARES Act suspension was to expire. The expiration of the CARES Act was extended multiple times throughout 2022. The Company reduced staff in the first and second quarters of 2023 to manage expenses due to the delays in the government's student debt relief and return to repayment programs and lower pricing and reduced servicing volume for the Company's Department servicing contracts.

NBS	18,042	14,687	55,681	47,800
•The recognition of $5.3 million and $11.3 million of interest income for the three and six months ended June 30, 2023, respectively, compared with $0.9 million and $1.2 million for the same periods in 2022, due to higher interest rates.
•A decrease in before tax operating margin, excluding net interest income, in 2023 compared with 2022 due to additional investments in the development of new services and technologies and superior customer experiences to align with the Company's strategies to grow, retain, and diversify revenue. Additionally, the Company has had significant growth in FACTS Education Solutions instructional services revenue which has a lower before tax operating margin compared to the rest of the Company's services.

AGM	17,704	99,348	17,482	312,777
•A net gain of $0.9 million and net loss of $36.5 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three and six months ended June 30, 2023, respectively, compared with a net gain of $40.4 million and $186.1 million for the same periods in 2022.
•The recognition of a $25.9 million non-cash expense in the second quarter of 2023 as the result of redeeming certain asset-backed debt securities prior to their maturity and writing off the remaining unamortized debt discount at the time of redemption.
•A decrease of $18.7 million and $15.2 million in net interest income due to a decrease in core loan spread for the three and six months ended June 30, 2023, respectively, compared with the same periods in 2022.
•A decrease of $7.5 million and $19.8 million in net interest income due to the decrease in the average balance of loans for the three and six months ended June 30, 2023, respectively, compared with the same periods in 2022.
•The recognition of $15.5 million and $27.3 million in gains from the sale of loans for the three and six months ended June 30, 2023, respectively, compared with no gains and $3.0 million for the same periods in 2022.
•The recognition of $8.1 million and $40.0 million in provision for loan losses for the three and six months ended June 30, 2023, respectively, compared with $8.8 million and $8.0 million for the same periods in 2022.

Nelnet Bank	1,744	474	1,650	1,434
Corporate	(24,928)	(19,609)	(56,203)	(38,623)
•An increase of $14.5 million and $20.9 million in net interest income from the Company's cash and investment (bond) portfolio due to an increase in interest rates for the three and six months ended June 30, 2023, respectively, compared with the same periods in 2022.
•The recognition of net investment losses of $1.6 million and $4.8 million for the three and six months ended June 30, 2023, respectively, compared with net investment income of $18.3 million and $26.7 million for the same periods in 2022. In the second quarter or 2022, the Company recognized a $15.2 million gain as a result of the revaluation of the Company's previously held 50% ownership interest in NGWeb Solutions, LLC ("NextGen") (previously accounted for under the equity method) as a result of the Company purchasing an additional 30% ownership interests.
•The recognition of a net loss of $12.2 million and $32.4 million related to the Company’s equity investment in ALLO for the three and six months ended June 30, 2023, respectively, compared with a net loss of $16.9 million and $30.1 million for the same periods in 2022.
•The recognition of $8.2 million and $11.3 million of losses for the three and six months ended June 30, 2023, respectively, from the Company's acquisition of GRNE Solar on July 1, 2022.
•The recognition of an impairment charge of $6.3 million in the second quarter of 2022 related primarily to a venture capital investment.

Income before income taxes	29,586	108,387	60,853	348,969
Income tax expense	(10,491)	(25,483)	(18,741)	(81,180)
Net loss attributable to noncontrolling interests	9,172	2,225	12,642	3,987
Net income	$28,267	85,129	54,754	271,776

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,058	5,268	253,763	13,661	25,855	(15,578)	284,027
Interest expense	—	—	232,313	8,171	8,242	(15,578)	233,148
Net interest income	1,058	5,268	21,450	5,490	17,613	—	50,879
Less provision for loan losses	—	—	8,099	1,493	—	—	9,592
Net interest income after provision for loan losses	1,058	5,268	13,351	3,997	17,613	—	41,287
Other income (expense):
Loan servicing and systems revenue	122,020	—	—	—	—	—	122,020
Intersegment revenue	7,246	65	—	—	—	(7,311)	—
Education technology, services, and payment processing revenue	—	109,858	—	—	—	—	109,858
Solar construction revenue	—	—	—	—	4,735	—	4,735
Other, net	605	—	1,319	620	(9,553)	—	(7,011)
Gain on sale of loans, net	—	—	15,511	—	—	—	15,511
Impairment expense	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(18)	83	—	—	65
Derivative market value adjustments, net	—	—	897	1,108	—	—	2,005
Total other income (expense), net	129,871	109,923	17,709	1,811	(4,818)	(7,311)	247,183
Cost of services:
Cost to provide education technology, services, and payment processing services	—	40,407	—	—	—	—	40,407
Cost to provide solar construction services	—	—	—	—	9,122	—	9,122
Total cost of services	—	40,407	—	—	9,122	—	49,529
Operating expenses:
Salaries and benefits	76,141	38,351	1,096	2,297	26,965	(145)	144,706
Depreciation and amortization	4,863	2,815	—	51	10,923	—	18,652
Other expenses	13,818	9,692	4,115	1,624	16,747	—	45,997
Intersegment expenses, net	19,079	5,884	8,145	92	(26,034)	(7,166)	—
Total operating expenses	113,901	56,742	13,356	4,064	28,601	(7,311)	209,355
Income (loss) before income taxes	17,028	18,042	17,704	1,744	(24,928)	—	29,586
Income tax (expense) benefit	(4,086)	(4,327)	(4,249)	(396)	2,567	—	(10,491)
Net income (loss)	12,942	13,715	13,455	1,348	(22,361)	—	19,095
Net (income) loss attributable to noncontrolling interests	—	(19)	—	—	9,191	—	9,172
Net income (loss) attributable to Nelnet, Inc.	$12,942	13,696	13,455	1,348	(13,170)	—	28,267

	Three months ended March 31, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,037	6,036	234,719	12,259	21,199	(9,282)	265,968
Interest expense	—	—	189,198	7,214	12,318	(9,282)	199,449
Net interest income	1,037	6,036	45,521	5,045	8,881	—	66,519
Less provision for loan losses	—	—	31,858	2,417	—	—	34,275
Net interest income after provision for loan losses	1,037	6,036	13,663	2,628	8,881	—	32,244
Other income (expense):
Loan servicing and systems revenue	139,227	—	—	—	—	—	139,227
Intersegment revenue	7,790	56	—	—	—	(7,846)	—
Education technology, services, and payment processing revenue	—	133,603	—	—	—	—	133,603
Solar construction revenue	—	—	—	—	8,651	—	8,651
Other, net	608	—	2,845	210	(17,734)	—	(14,071)
Gain on sale of loans, net	—	—	11,812	—	—	—	11,812
Impairment expense	—	—	—	—	—	—	—
Derivative settlements, net	—	—	23,337	—	—	—	23,337
Derivative market value adjustments, net	—	—	(37,411)	—	—	—	(37,411)
Total other income (expense), net	147,625	133,659	583	210	(9,083)	(7,846)	265,148
Cost of services:
Cost to provide education technology, services, and payment processing services	—	47,704	—	—	—	—	47,704
Cost to provide solar construction services	—	—	—	—	8,299	—	8,299
Total cost of services	—	47,704	—	—	8,299	—	56,003
Operating expenses:
Salaries and benefits	84,560	37,913	755	2,064	27,419	—	152,710
Depreciation and amortization	4,513	2,578	—	5	9,531	—	16,627
Other expenses	13,313	8,063	5,016	782	13,611	—	40,785
Intersegment expenses, net	21,057	5,800	8,696	80	(27,787)	(7,846)	—
Total operating expenses	123,443	54,354	14,467	2,931	22,774	(7,846)	210,122
Income (loss) before income taxes	25,219	37,637	(221)	(93)	(31,275)	—	31,267
Income tax (expense) benefit	(6,053)	(9,066)	53	35	6,781	—	(8,250)
Net income (loss)	19,166	28,571	(168)	(58)	(24,494)	—	23,017
Net (income) loss attributable to noncontrolling interests	—	138	—	—	3,332	—	3,470
Net income (loss) attributable to Nelnet, Inc.	$19,166	28,709	(168)	(58)	(21,162)	—	26,487

	Three months ended June 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$246	874	140,396	5,212	6,235	(1,376)	151,587
Interest expense	20	—	69,708	1,639	3,652	(1,376)	73,642
Net interest income	226	874	70,688	3,573	2,583	—	77,945
Less provision for loan losses	—	—	8,827	582	—	—	9,409
Net interest income after provision for loan losses	226	874	61,861	2,991	2,583	—	68,536
Other income (expense):
Loan servicing and systems revenue	124,873	—	—	—	—	—	124,873
Intersegment revenue	8,381	7	—	—	—	(8,388)	—
Education technology, services, and payment processing revenue	—	91,031	—	—	—	—	91,031
Solar construction revenue	—	—	—	—	—	—	—
Other, net	611	—	5,133	157	6,747	—	12,647
Gain on sale of loans, net	—	—	—	—	—	—	—
Impairment expense	—	—	—	—	(6,284)	—	(6,284)
Derivative settlements, net	—	—	4,623	—	—	—	4,623
Derivative market value adjustments, net	—	—	40,401	—	—	—	40,401
Total other income (expense), net	133,865	91,038	50,157	157	463	(8,388)	267,291
Cost of services:
Cost to provide education technology, services, and payment processing services	—	30,852	—	—	—	—	30,852
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	30,852	—	—	—	—	30,852
Operating expenses:
Salaries and benefits	83,220	32,120	614	1,714	23,729	—	141,398
Depreciation and amortization	5,318	2,698	—	4	10,230	—	18,250
Other expenses	13,507	6,750	3,543	899	12,241	—	36,940
Intersegment expenses, net	18,558	4,805	8,513	57	(23,545)	(8,388)	—
Total operating expenses	120,603	46,373	12,670	2,674	22,655	(8,388)	196,588
Income (loss) before income taxes	13,488	14,687	99,348	474	(19,609)	—	108,387
Income tax (expense) benefit	(3,237)	(3,525)	(23,844)	(106)	5,228	—	(25,483)
Net income (loss)	10,251	11,162	75,504	368	(14,381)	—	82,904
Net (income) loss attributable to noncontrolling interests	—	53	—	—	2,172	—	2,225
Net income (loss) attributable to Nelnet, Inc.	$10,251	11,215	75,504	368	(12,209)	—	85,129

	Six months ended June 30, 2023
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$2,095	11,304	488,482	25,920	47,054	(24,860)	549,995
Interest expense	—	—	421,511	15,385	20,560	(24,860)	432,597
Net interest income	2,095	11,304	66,971	10,535	26,494	—	117,398
Less provision for loan losses	—	—	39,957	3,910	—	—	43,867
Net interest income after provision for loan losses	2,095	11,304	27,014	6,625	26,494	—	73,531
Other income (expense):
Loan servicing and systems revenue	261,247	—	—	—	—	—	261,247
Intersegment revenue	15,036	121	—	—	—	(15,157)	—
Education technology, services, and payment processing revenue	—	243,462	—	—	—	—	243,462
Solar construction revenue	—	—	—	—	13,386	—	13,386
Other, net	1,213	—	4,164	830	(27,287)	—	(21,083)
Gain on sale of loans, net	—	—	27,323	—	—	—	27,323
Impairment expense	—	—	—	—	—	—	—
Derivative settlements, net	—	—	23,319	83	—	—	23,402
Derivative market value adjustments, net	—	—	(36,515)	1,108	—	—	(35,407)
Total other income (expense), net	277,496	243,583	18,291	2,021	(13,901)	(15,157)	512,330
Cost of services:
Cost to provide education technology, services, and payment processing services	—	88,110	—	—	—	—	88,110
Cost to provide solar construction services	—	—	—	—	17,422	—	17,422
Total cost of services	—	88,110	—	—	17,422	—	105,532
Operating expenses:
Salaries and benefits	160,701	76,264	1,851	4,361	54,384	(145)	297,416
Depreciation and amortization	9,377	5,393	—	56	20,454	—	35,279
Other expenses	27,131	17,755	9,131	2,406	30,358	—	86,781
Intersegment expenses, net	40,136	11,684	16,841	173	(53,822)	(15,012)	—
Total operating expenses	237,345	111,096	27,823	6,996	51,374	(15,157)	419,476
Income (loss) before income taxes	42,246	55,681	17,482	1,650	(56,203)	—	60,853
Income tax (expense) benefit	(10,139)	(13,393)	(4,196)	(362)	9,348	—	(18,741)
Net income (loss)	32,107	42,288	13,286	1,288	(46,855)	—	42,112
Net (income) loss attributable to noncontrolling interests	—	119	—	—	12,523	—	12,642
Net income (loss) attributable to Nelnet, Inc.	$32,107	42,407	13,286	1,288	(34,332)	—	54,754

	Six months ended June 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$313	1,213	258,994	8,241	10,227	(2,205)	276,783
Interest expense	44	—	115,711	2,494	5,678	(2,205)	121,721
Net interest income	269	1,213	143,283	5,747	4,549	—	155,062
Less provision for loan losses	—	—	7,963	1,011	—	—	8,974
Net interest income after provision for loan losses	269	1,213	135,320	4,736	4,549	—	146,088
Other income (expense):
Loan servicing and systems revenue	261,241	—	—	—	—	—	261,241
Intersegment revenue	16,860	10	—	—	—	(16,870)	—
Education technology, services, and payment processing revenue	—	203,317	—	—	—	—	203,317
Solar construction revenue	—	—	—	—	—	—	—
Other, net	1,350	—	11,644	1,659	7,872	—	22,524
Gain on sale of loans, net	—	—	2,989	—	—	—	2,989
Impairment expense	—	—	—	—	(6,284)	—	(6,284)
Derivative settlements, net	—	—	1,814	—	—	—	1,814
Derivative market value adjustments, net	—	—	186,135	—	—	—	186,135
Total other income (expense), net	279,451	203,327	202,582	1,659	1,588	(16,870)	671,736
Cost of services:
Cost to provide education technology, services, and payment processing services	—	66,397	—	—	—	—	66,397
Cost to provide solar construction services	—	—	—	—	—	—	—
Total cost of services	—	66,397	—	—	—	—	66,397
Operating expenses:
Salaries and benefits	175,192	63,406	1,205	3,268	47,742	—	290,813
Depreciation and amortization	10,272	5,013	—	7	19,914	—	35,206
Other expenses	29,721	12,514	6,576	1,584	26,045	—	76,439
Intersegment expenses, net	38,955	9,410	17,344	102	(48,941)	(16,870)	—
Total operating expenses	254,140	90,343	25,125	4,961	44,760	(16,870)	402,458
Income (loss) before income taxes	25,580	47,800	312,777	1,434	(38,623)	—	348,969
Income tax (expense) benefit	(6,139)	(11,472)	(75,066)	(328)	11,826	—	(81,180)
Net income (loss)	19,441	36,328	237,711	1,106	(26,797)	—	267,789
Net (income) loss attributable to noncontrolling interests	—	53	—	—	3,934	—	3,987
Net income (loss) attributable to Nelnet, Inc.	$19,441	36,381	237,711	1,106	(22,863)	—	271,776

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Government loan servicing	$95,736	108,880	98,815	204,618	207,940
Private education and consumer loan servicing	12,063	12,164	12,122	24,225	24,995
FFELP loan servicing	3,554	3,368	4,011	6,921	8,259
Software services	5,962	9,697	7,907	15,660	15,308
Outsourced services	4,705	5,118	2,018	9,823	4,739
Loan servicing and systems revenue	$122,020	139,227	124,873	261,247	261,241
Loan Servicing Volumes

	As of
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Servicing volume (dollars in millions):
Government	$478,402	507,653	542,398	545,546	545,373	537,291	519,308
FFELP	26,916	25,646	24,224	22,412	20,226	19,815	19,021
Private and consumer	23,702	23,433	22,838	22,461	21,866	21,484	20,805
Total	$529,020	556,732	589,460	590,419	587,465	578,590	559,134

Number of servicing borrowers:
Government	14,196,520	14,727,860	15,426,607	15,657,942	15,777,328	15,518,751	14,898,901
FFELP	1,092,066	1,034,913	977,785	910,188	829,939	819,791	788,686
Private and consumer	1,065,439	1,030,863	998,454	979,816	951,866	925,861	899,095
Total	16,354,025	16,793,636	17,402,846	17,547,946	17,559,133	17,264,403	16,586,682

Number of remote hosted borrowers:	4,799,368	5,487,943	5,738,381	6,025,377	6,135,760	5,048,324	716,908
Education Technology, Services, and Payment Processing
The following table presents disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Tuition payment plan services	$30,825	34,187	27,637	65,012	58,352
Payment processing	31,827	44,041	27,968	75,868	66,039
Education technology and services	46,216	54,787	34,956	101,004	78,207
Other	990	588	470	1,578	719
Education technology, services, and payment processing revenue	$109,858	133,603	91,031	243,462	203,317
As discussed further in the Company's 2022 Annual Report, this segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
ALLO preferred return	$2,274	2,249	2,140	4,523	4,257
Borrower late fee income	2,168	2,247	2,436	4,414	4,867
Administration/sponsor fee income	1,697	1,772	2,012	3,468	4,134
Investment advisory services	1,639	1,612	1,482	3,251	2,764
Loss from ALLO voting membership interest investment	(12,169)	(20,213)	(16,941)	(32,382)	(30,071)
Loss from solar investments	(7,929)	(1,947)	(1,854)	(9,876)	(2,884)
Investment activity, net	(3,574)	(3,577)	18,091	(7,154)	29,924
Other	8,883	3,786	5,281	12,673	9,533
Other, net	$(7,011)	(14,071)	12,647	(21,083)	22,524
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
1:3 basis swaps	$(65)	859	931	794	1,327
Interest rate swaps - floor income hedges (a)	47	22,478	3,692	22,525	487
Interest rate swaps - Nelnet Bank	83	—	—	83	—
Total derivative settlements - income	$65	23,337	4,623	23,402	1,814
(a)    On March 15, 2023, to minimize the Company's exposure to market volatility, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion of notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of derivatives used to hedge loans earning fixed rate floor income as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. In June 2023, the Company entered into a derivative with a notional amount of $50.0 million to hedge a portion of loans remaining that earn fixed rate floor income.

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	June 30, 2023	December 31, 2022	June 30, 2022
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$3,245,540	3,389,178	3,548,901
Consolidation	9,574,202	10,177,295	11,880,710
Total	12,819,742	13,566,473	15,429,611
Private education loans	230,056	252,383	272,943
Consumer and other loans	189,327	350,915	152,583
Non-Nelnet Bank loans	13,239,125	14,169,771	15,855,137
Nelnet Bank:
Federally insured loans	61,501	65,913	77,428
Private education loans	352,319	353,882	346,125
Consumer and other loans	30,668	—	—
Nelnet Bank loans	444,488	419,795	423,553

Accrued interest receivable	818,709	816,864	780,691
Loan discount, net of unamortized loan premiums and deferred origination costs	(27,447)	(30,714)	(22,613)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(74,061)	(83,593)	(92,593)
Private education loans	(14,322)	(15,411)	(15,253)
Consumer and other loans	(20,005)	(30,263)	(10,576)
Non-Nelnet Bank allowance for loan losses	(108,388)	(129,267)	(118,422)
Nelnet Bank:
Federally insured loans	(154)	(170)	(258)
Private education loans	(2,905)	(2,390)	(1,744)
Consumer and other loans	(2,816)	—	—
Nelnet Bank allowance for loan losses	(5,875)	(2,560)	(2,002)
Loans and accrued interest receivable, net	$14,360,612	15,243,889	16,916,344
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	June 30, 2023	December 31, 2022	June 30, 2022
Non-Nelnet Bank:
Federally insured loans (a)	0.58%	0.62%	0.60%
Private education loans	6.23%	6.11%	5.59%
Consumer and other loans	10.57%	8.62%	6.93%
Nelnet Bank:
Federally insured loans (a)	0.25%	0.26%	0.33%
Private education loans	0.82%	0.68%	0.50%
Consumer and other loans	9.18%	—	—
(a)    As of June 30, 2023, December 31, 2022, and June 30, 2022, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 21.7%, 22.4%, and 21.8%, respectively, and for Nelnet Bank was 10.0%, 10.3%, and 13.2%, respectively.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Non-Nelnet Bank:
Beginning balance	$13,482,620	14,169,771	16,618,627	14,169,771	17,441,790
Loan acquisitions:
Federally insured student loans	512,611	2,980	43,747	515,591	53,949
Private education loans	—	—	6,484	—	7,510
Consumer and other loans	59,972	250,706	118,012	310,678	136,534
Total loan acquisitions	572,583	253,686	168,243	826,269	197,993
Repayments, claims, capitalized interest, participations, and other, net	(443,068)	(410,239)	(478,461)	(853,307)	(925,601)
Loans lost to external parties	(214,734)	(268,696)	(453,158)	(483,430)	(840,806)
Loans sold	(158,276)	(261,902)	(114)	(420,178)	(18,239)
Ending balance	$13,239,125	13,482,620	15,855,137	13,239,125	15,855,137

Nelnet Bank:
Beginning balance	$439,007	419,795	368,257	419,795	257,901
Loan originations:
Private education loans	7,359	14,226	75,204	21,585	205,546
Consumer and other loans	13,168	19,632	—	32,800	—
Total loan originations	20,527	33,858	75,204	54,385	205,546
Repayments	(15,046)	(14,529)	(17,373)	(29,575)	(35,767)
Loans sold to AGM	—	(117)	(2,535)	(117)	(4,127)
Ending balance	$444,488	439,007	423,553	444,488	423,553
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of June 30, 2023, the Company’s ownership correlates to approximately $680 million, $560 million, and $360 million of consumer, private education, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Variable loan yield, gross	7.73%	7.12%	3.59%	7.42%	3.16%
Consolidation rebate fees	(0.80)	(0.81)	(0.85)	(0.81)	(0.85)
Discount accretion, net of premium and deferred origination costs amortization	0.06	0.05	0.03	0.05	0.03
Variable loan yield, net	6.99	6.36	2.77	6.66	2.34
Loan cost of funds - interest expense (a)	(5.94)	(5.53)	(1.73)	(5.73)	(1.41)
Loan cost of funds - derivative settlements (b) (c)	(0.00)	0.03	0.02	0.01	0.02
Variable loan spread	1.05	0.86	1.06	0.94	0.95
Fixed rate floor income, gross	0.01	0.03	0.46	0.03	0.57
Fixed rate floor income - derivative settlements (b) (d)	0.00	0.68	0.09	0.34	0.01
Fixed rate floor income, net of settlements on derivatives	0.01	0.71	0.55	0.37	0.58
Core loan spread	1.06%	1.57%	1.61%	1.31%	1.53%

Average balance of AGM's loans	$13,616,889	13,991,241	16,437,861	13,804,065	16,823,385
Average balance of AGM's debt outstanding	13,011,224	13,364,876	15,923,648	13,187,073	16,335,310
(a)    In the second quarter of 2023, the Company redeemed certain asset-backed debt securities prior to their maturity, resulting in the recognition of $25.9 million in interest expense from the write-off of the remaining unamortized debt discount associated with these bonds at the time of redemption. This expense was excluded from the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Core loan spread	1.06%	1.57%	1.61%	1.31%	1.53%
Derivative settlements (1:3 basis swaps)	0.00	(0.03)	(0.02)	(0.01)	(0.02)
Derivative settlements (fixed rate floor income)	(0.00)	(0.68)	(0.09)	(0.34)	(0.01)
Loan spread	1.06%	0.86%	1.50%	0.96%	1.50%

(c)    Derivative settlements consist of net settlements (paid) received related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.
The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. In addition, the Company faces repricing risk due to the timing of the interest rate resets on its liabilities, which may occur as infrequently as once a quarter, in contrast to the timing of the interest rate resets on its assets, which generally occur daily. In an increasing interest rate environment, student loan spread on FFELP loans increases.

The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Fixed rate floor income, gross	$456	1,110	18,292	1,567	47,285
Derivative settlements (a)	47	22,478	3,692	22,525	487
Fixed rate floor income, net	$503	23,588	21,984	24,092	47,772
Fixed rate floor income contribution to spread, net	0.01%	0.71%	0.55%	0.37%	0.58%
(a)    Derivative settlements consist of net settlements received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
The decrease in gross fixed rate floor income in 2023 compared with the 2022 was due to higher interest rates in 2023 compared with 2022.
The Company had a significant portfolio of derivative instruments in which the Company paid a fixed rate and received a floating rate to economically hedge loans earning fixed rate floor income. On March 15, 2023, to minimize the Company's exposure to market volatility, the Company terminated its entire derivative portfolio hedging loans earning fixed rate floor income (as discussed under "Derivative Settlements" included in this supplement).
The decrease in net derivative settlements received by the Company during the three months ended June 30, 2023, compared with the same period in 2022, was due to the termination of the fixed rate floor derivatives in March 2023. The increase in net derivative settlements received by the Company during the six months ended June 30, 2023, compared with the same period in 2022, was due to an increase in settlements on the Company's derivatives outstanding during this period as a result of an increase in interest rates.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of June 30, 2023.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
7.5 - 7.99%	7.87%	5.23%	$32,997
8.0 - 8.99%	8.20%	5.56%	256,171
> 9.0%	9.05%	6.41%	130,844
			$420,012
(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2023, the weighted average estimated variable conversion rate was 5.80% and the short-term interest rate was 518 basis points.
In June 2023, the Company entered into a derivative with a notional amount of $50.0 million and a maturity date in 2030 to hedge a portion of loans remaining that earn fixed rate floor income. Based on the terms of this derivative, the Company pays a weighted average fixed rate of 3.44% and receives payments based on SOFR that resets quarterly.